UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 29, 2025

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)
Rights to Purchase Series A-1 Junior Participating Preferred Stock	None	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On May 29, 2025 (the “Execution Date”), Mullen Automotive Inc. (the “Company”) entered into two securities purchase agreements (each, a “Securities Purchase Agreement” and together, the “Securities Purchase Agreements”), with certain investors, pursuant to which upon the terms and subject to the conditions contained therein, the investors agreed to purchase upon execution 5% Original Issue Discount Secured Notes (the “Notes”) convertible into shares of common stock, par value $0.001 per share (the “Common Stock”), and five-year warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the first securities purchase agreement, the Company issued Notes in the aggregate principal amount of approximately $11.6 million and Warrants exercisable on a cash basis for 1,654,135 shares of Common Stock (the “$11M SPA”). Pursuant to the second securities purchase agreement, the Company issued Notes in the aggregate principal amount of approximately $2.8 million and Warrants exercisable on a cash basis for 387,969 shares of Common Stock (the “$2.8M SPA”). Unless stated otherwise, share amounts and prices are adjusted to reflect the 1:100 reverse stock split effected on June 2, 2025, and the terms summarized below apply to each Securities Purchase Agreement.

For a period beginning on the Execution Date and ending on the one year anniversary from the later of (i) the date a registration statement covering all registrable securities is declared effective or (ii) the date the Company has obtained Stockholder Approval (as defined below), the investors have investment rights to purchase from time to time additional Notes in the aggregate principal amount equal to their respective original investment and related Warrants on the same terms and conditions as the Notes and Warrants.

During the period commencing on the Execution Date and ending on the date immediately following the 90th day after the latest of: (i) the Execution Date, (ii) the date on which a registration statement (or registration statements) registering for resale all registrable securities has been declared effective by the Securities and Exchange Commission (the “SEC”) and (iii) the date on which Stockholder Approval (as defined below) is obtained (the “Restricted Period”), the Company has agreed, with certain exceptions, not to directly or indirectly issue, offer, sell, or otherwise dispose of (or make any announcement) any equity security or any equity-linked or related security, any convertible securities, debt (with or related to equity), any preferred stock or any purchase rights. The Company also agreed not to enter into any fundamental, transaction, such as a merger, sale of more than 50% of the outstanding voting shares, sale of substantially all assets, or business combination, unless the successor entity assumes all of the obligations of the Company under the Notes and Warrants and the other transaction documents.

The Notes and Warrants are not convertible to the extent that the holder or any of its affiliates would beneficially own in excess of 9.9% of the Common Stock. Plus, the Notes and Warrants are not convertible to the extent the aggregate number of shares of Common Stock issued in connection with the conversion of all Notes and Warrants at any time exceeds 19.9% of the total number of shares of Common Stock outstanding or of the voting power of the Common Stock outstanding as of the Execution Date (the “Exchange Cap”), unless the Company obtains Stockholder Approval (as defined below) in compliance with Nasdaq Listing Rule 5635(d). The Company agreed to hold a meeting of its stockholders within 40 days of the Execution Date for the purpose of obtaining stockholder approval (the “Stockholder Approval”) for the issuance of all of the shares issuable upon conversion of the Notes or exercise of the Warrants in excess of the Exchange Cap.

Description of the Notes

The Notes accrue interest at a rate of 15% per annum, have an original issue discount of 5% and mature four months from the date of issuance. As security for payment of the amounts due and payable under the Notes, the Company granted a continuing security interest in all of its right, title and interest in, its assets, whether owned, existing, acquired or arising and wherever located.

The outstanding principal and accrued but unpaid interest on the Notes may be converted by the holder into shares of Common Stock (the “Note Shares”) at the lower of (i) $14.00, (ii) 95% of the closing sale price of the Common Stock on the date that the initial registration statement is declared effective, or (iii) 95% of the lowest daily volume weighted average price in the five trading days prior to such conversion date, provided, that the conversion price will not be less than $0.03 per share, not subject to adjustment.

Upon any event of default, the interest rate automatically increases to 20% per annum. An event of default includes failure to obtain Stockholder Approval within 40 calendar days after the closing date for the initial closing; failure to maintain sufficient reserves of authorized and unissued Common Stock to redeem 250% of the maximum number of shares issuable upon conversion of all the Notes then outstanding; failure to timely deliver, or remove any restrictive legend from, the shares upon conversion of the Note for a period of five business days; failure to pay any amount due under the Note or any other related transaction document; the occurrence of any default under or acceleration prior to maturity of any indebtedness (with certain exclusions) in an aggregate amount in excess of $300,000, subject to any cure or grace period provided, or a payment default under any such indebtedness, if such default remains uncured for a period of 10 consecutive trading days; bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, a judgment, settlement or any other satisfaction of any claim pursuant to any litigation, with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $300,000; the Company breaches any representation or warranty; and failure to file annual or quarterly reports within the required periods.

Description of the Warrants

In connection with the issuance of the Notes, the investors also received 5-year Warrants exercisable for shares of Common Stock, subject to further adjustment (the “Warrant Shares”). The Warrants provide for cashless exercise pursuant to which the holder will receive upon exercise a “net number” of shares of Common Stock determined according to the following formula:

Net Number = (A x B) / C

For purposes of the foregoing formula:

A = The total number of shares with respect to which the Warrant is then being exercised.

B = The Black Scholes Value (as described below).

C = The lower of the two Closing Bid Prices of the Common Stock in the two days prior the time of such exercise (as such Closing Bid Price is defined therein), but in any event not less than $0.01 (not subject to adjustment).

For purposes of the cashless exercise, “Black Scholes Value” means the Black Scholes value of an option for one share of Common Stock at the date of the applicable cashless exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the Warrant of five years (regardless of the actual remaining term of the Warrant).

The Company will have the option to require holders to exercise the Warrants for cash, if, at any time, the following conditions are met: (i) the registration statement covering the securities has been declared effective is effective and available for the resale of the securities and no stop-order has been issued nor has the SEC suspended or withdrawn the effectiveness of the registration statement; (ii) the Company is not in violation of any of the rules, regulations or requirements of, and has no knowledge of any facts or circumstances that could reasonably lead to suspension in the foreseeable future on, the principal market; and (iii) the VWAP for each trading day during the 10 trading day period immediately preceding the date on which the Company elects to exercise this option is 250% above the exercise price.

Other Terms of Notes and Warrants

The Company is required to reserve out of authorized and unissued shares a number of shares of Common Stock equal to 250% of the maximum number of shares of Common Stock that are issuable upon conversion of the Notes and exercise of the Warrants. If the Company fails to timely deliver shares upon conversion of the Notes or exercise of the Warrants, the Company will be required to either (A) pay the holder in cash for each trading day on which shares are not delivered 5% of the product of the number of shares not so issued multiplied by the closing sale price of the Common Stock on the trading day immediately preceding the required delivery date, or (B) if the holder purchases shares of Common Stock in anticipation of delivery of shares upon conversion of the Note or exercise of the Warrant, as applicable, cash in an amount equal to holder’s total purchase price of such shares.

The exercise price and number of shares issuable upon conversion of the Notes or exercise of the Warrants, as applicable, will further be adjusted upon the occurrence of certain events and holders will be allowed to participate in certain issuances and distributions (subject to certain limitations and restrictions), including certain stock dividends and splits, dilutive issuances of additional Common Stock, and dilutive issuances of, or changes in option price or rate of conversion of, options or convertible securities, as well as the issuance of purchase rights or distributions of assets.

If, during the Restricted Period, the Company effects a subsequent financing, including the issuance of options and convertible securities, any Common Stock, issued or sold or deemed to have been issued or sold for a consideration per share less than a price equal to the current conversion price of the Notes or exercise price of the Warrants (a “Dilutive Issuance”), then immediately after such issuance, the conversion price or exercise price, as applicable, will be reduced (and in no event increased) to the price per share as determined in accordance with the following formula:

EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula:

A = The total number of Note Shares/Warrant Shares with respect to which the Note may be converted or the Warrant may be exercised.

B = The total number of shares of Common Stock that would be issued or issuable under the Dilutive Issuance if issued at a per share equal to EP1.

C = The total number of shares of Common Stock actually issued or issuable under the Dilutive Issuance.

EP1 = The Conversion Price or Exercise Price, as applicable, in effect immediately prior to a Dilutive Issuance.

EP2 = The Conversion Price or Exercise Price, as applicable, immediately after such Dilutive Issuance; provided, however, that such price shall in no event be less than $0.01 per share of Common Stock (not subject to adjustment) with respect to the Note or $0.01 per share of Common Stock (not subject to adjustment) with respect to the Warrant.

The Notes and Warrants provide for certain purchase rights whereby if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, then the holder will be entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant.

Registration Rights Agreement

In connection with the Securities Purchase Agreements, the Company also entered into Registration Rights Agreements (the “Registration Rights Agreements”), each dated as of May 29, 2025, with the investors, pursuant to which the Company agreed to prepare and file one or more registration statements with the SEC covering the resale of all registrable securities no later than 10 days after the closing date (the “Filing Deadline”), and to have the initial registration statement declared effective the earlier of 40 days after the closing date (or 15 days for any additional registration statement) and the second business day after the Company is notified by the SEC that such registration statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company also agreed to provide certain piggyback registration rights to the investor. In addition, pursuant to the Registration Rights Agreements, the Company is required to use its reasonable best efforts to keep the registration statement continuously effective from the date on which the SEC declares the registration statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreements) covered by the registration statement have been sold pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), under Rule 144 as promulgated by the SEC under the Securities Act (“Rule 144”), or otherwise shall have ceased to be “Registrable Securities” (as defined therein). With certain exceptions, the Company may not file another registration statement that does not relate to the Registrable Securities until the 30th day anniversary of the first date on which the resale by the investor is covered by one or more registration statement.

In the event that (i) the Company fails to file a registration statement by the Filing Deadline, (ii) a registration statement is not declared effective on or prior to the Effectiveness Deadline, (iii) sales cannot be made pursuant to the registration statement or the prospectus contained therein is not properly available for any reason for more than five consecutive calendar days or more than an aggregate of 10 calendar days during any 12-month period, or (iv) a registration statement is not effective for any reason or the prospectus contained therein is not properly available for use for any reason, and the Company fails to file with the SEC any required reports under the Exchange Act, then the Company has agreed (unless the registrable securities are freely tradable pursuant to Rule 144) to make payments to each investor as liquidated damages in an amount equal to 1.5% of such investor’s total committed purchase price for the registrable securities affected by such failure and an additional 1.5% on every 30 day anniversary, with a maximum of 12 payments (except with respect to clause (iv)). Such payments will bear interest at the rate of 10% per month (prorated for partial months) until paid in full and may be paid in shares of Common Stock at the option of the Company.

The Company and the investor have granted each other customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing descriptions of the Securities Purchase Agreements, Notes, Warrants and Registration Rights Agreements are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 10.1(a), 10.1(b), and 10.1(c), with respect to the $11M SPA, and Exhibits 10.2, 10.2(a), 10.2(b), and 10.2(c), with respect to the $2.8M SPA, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item is included above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The Notes and Warrants have been, and the issuance of the Notes and Warrants pursuant to the Securities Purchase Agreement will be, issued, and upon conversion or exercise thereof, as applicable, the shares of Common Stock will be issued, pursuant to an exemption from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated May 29, 2025 ($11M SPA)
10.1(a)	Form of Convertible Note
10.1(b)	Form of Warrant
10.1(c)	Registration Rights Agreement dated May 29, 2025
10.2	Securities Purchase Agreement dated May 29, 2025 ($2.8M SPA)
10.2(a)	Form of Convertible Note
10.2(b)	Form of Warrant
10.2(c)	Registration Rights Agreement dated May 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: June 3, 2025	By:	/s/ David Michery
David Michery
Chief Executive Officer